UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2026 (December 30, 2025)
Date of Report (date of earliest event reported)
Bed Bath & Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)(Zip Code)

(801) 947-3100
(Registrant’s telephone number, including area code)
Beyond, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Bed Bath & Beyond, Inc. (the “Company”) is amending its Current Report on Form 8-K originally filed on January 5, 2026 to disclose certain compensation arrangements for Marcus Lemonis, as described below. As previously disclosed, on December 30, 2025, the Board of Directors (the “Board”) of the Company appointed Marcus Lemonis, Executive Chairman of the Board and the Company’s principal executive officer, as the Company’s Chief Executive Officer, effective as of January 1, 2026 (the “Effective Date”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On a January 17, 2026 recommendation of the Compensation Committee of the Board (“Compensation Committee”), on January 19, 2026, the Company entered into an Employment Agreement, effective as of the Effective Date (the “Employment Agreement”) with Mr. Lemonis in connection with his appointment as Chief Executive Officer.

The Employment Agreement provides for a base salary of $300,000 per year and eligibility to earn an annual cash bonus with a target amount equal to $2,200,000, based on the achievement of performance goals established by the Board or the Compensation Committee in its sole discretion.

In addition, in connection with the execution of the Employment Agreement, Mr. Lemonis shall be eligible to receive equity awards as contemplated by the Employment Agreement, specifically, an award of 1,500,000 restricted stock units covering shares of the Company’s common stock that will vest over four years following the Effective Date, in four equal annual installments, and an award of 600,000 performance shares (assuming “target” performance) covering shares of the Company’s common stock that will be eligible to vest over four one-year performance periods. The foregoing equity awards are expected to be granted pursuant to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) or a successor equity plan and are expected to be contingent on the approval by the Company’s stockholders, at the Company’s 2026 annual meeting of stockholders, of either amendments to the 2005 Plan, or a successor equity plan, that accommodates the grant of such awards.

The Employment Agreement provides for severance upon certain qualifying terminations of Mr. Lemonis’ employment. The Employment Agreement also includes customary non-competition and non-solicitation provisions.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K/A as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference thereto.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 19, 2026, between Bed Bath & Beyond, Inc. and Marcus Lemonis
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND, INC.

By:	/s/ ADRIANNE B. LEE
Adrianne B. Lee
President and Chief Financial Officer
Date:	January 23, 2026

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